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                                                                 Exhibit 5(i)(b)

                                    EXHIBIT N

                          FOUNTAIN SQUARE CARDINAL FUND

         For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.60 of 1% of the average daily net assets of the Fund.

         The fee shall be accrued daily at the rate of 1/365th of 0.60 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 15th day of May, 1998.


Attest:                              FIFTH THIRD BANK


--------------------------           By: ___________________
                                     Name: _________________
                                     Its: __________________


                                     FOUNTAIN SQUARE FUNDS


                                     By:
-------------------------                ------------------------
                Secretary                Stephen G. Mintos
                                         President




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                                    EXHIBIT O

                  FOUNTAIN SQUARE TAX EXEMPT MONEY MARKET FUND

         For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.50 of 1% of the average daily net assets of the Fund.

         The fee shall be accrued daily at the rate of 1/365th of 0.50 of 1% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 15th day of May, 1998.


Attest:                              FIFTH THIRD BANK


--------------------------           By: ___________________
                                     Name: _________________
                                     Its: __________________


                                     FOUNTAIN SQUARE FUNDS


                                     By:
--------------------------               ------------------------
                Secretary                Stephen G. Mintos
                                         President